Exhibit 99.2

MCEWEN MINING ANNOUNCES UPDATED PRELIMINARY

ECONOMIC ASSESSMENT FOR THE LOS AZULES COPPER PROJECT

(All Dollar Amounts in US Dollars)

TORONTO, ONTARIO - (September 23, 2013) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce the results of an updated Preliminary Economic Assessment (“PEA”) on its 100% owned Los Azules Copper Project (the “Project”) in San Juan Province, Argentina.  The results from the PEA demonstrate that Los Azules has the potential to become one of the largest, lowest cost copper mines in the world. In addition, there remains excellent exploration potential to further expand the size of the existing mineral resource. Highlights from the PEA are shown below:

PEA Study Highlights*

($3.00/lb Copper and $1,300/oz Gold)

•             Pre-tax Net Present Value (“NPV”) of $3.0 billion (8% discount rate) and an Internal Rate of Return (“IRR”) of 17.6%.

•             After-tax NPV of $1.7 billion (8% discount rate) and an IRR of 14.3%.

•             Annual copper production during years 1-5 to average 255,000 tonnes (563 million lbs), which would have placed it in the top 3%(1) of copper mines in the world during 2012. Life of mine (“LOM”) annual copper production to average 171,000 tonnes (377 million lbs) over 35 years.

•             Cash operating costs during years 1-5 to average $0.87/lb copper (net of gold by-product), placing it in the bottom 14%(1) in the world during 2012. Cash operating costs over entire mine life to average $1.08/lb copper (net of gold by-product).

•             Indicated resource of 5.4 billion pounds of copper and 0.8 million ounces of gold and Inferred resource of 14.3 billion pounds of copper and 2.6 million ounces of gold (please see Table 2 below for resource details).

•             Initial capital costs to construct the mine and a 120,000 tonnes per day (“tpd”) process plant have been estimated at $3.9 billion.

•             Capital payback on a pre-tax basis has been estimated at 3.8 years at $3.00/lb copper and $1,300/oz gold.

(1) Based on internal market data.

“Our updated PEA is the result of a very successful exploration program which has significantly increased our resources.  Combined with a change in the process method the estimated mine life has increased by 37%, total copper production by 44%, and production costs per pound of copper remain low.  The new PEA includes plans for producing a copper cathode at site, which will greatly reduce export taxes and project risk by eliminating the need for a slurry pipeline,” stated Rob McEwen, Chief Owner.

The updated PEA contemplates the construction of a mine and process plant operating over a 35 year mine life at a throughput of 120,000 tonnes per day.  The mine would produce a copper cathode via a pressure oxidative leach process, in addition to heap leaching the lower grade mineralized material.  Compared to the previous PEA released in December 2010, there have been two significant improvements to the project:

1)             Resource Size: Indicated and Inferred resources have increased by 184% and 55% respectively, which were slightly offset with decreases in respective grades of 14% and 12%. Overall, this has led to a 37% increase in mine life and 44% increase in total copper production.

2)             Process Methodology: The current PEA plans to produce copper cathode at site whereas the 2010 PEA contemplated producing copper concentrate and transporting it via pipeline through Chile.  The main advantages of producing copper cathode at site are that it eliminates this previously planned pipeline through Chile, which was a substantial risk for the project, as well as an overall increase in recovered metal, both copper and gold.  Additional benefits include: i) a reduction in export taxes (5% payable on cathode versus 10% on concentrate) and, ii) the removal of treatment and refining charges from the smelting process.

Table 1:  Pertinent Details of the PEA

Pre-tax NPV ($3.00/lb Cu, 8% discount rate)	$3.02 billion
After-tax NPV	$1.68 billion
Pre-tax IRR	17.6%
After-tax IRR	14.3%
Initial Capital Expenditure	$3.92 billion
LOM Sustaining Capital	$1.47 billion
LOM Average Operating Costs	$8.65/t ore
First 5 Years Average C-1(1) Cash Costs (net of by-product credits)	$0.87/lb Cu
LOM Average C-1 Cash Costs (net of by-product credits)	$1.08/lb Cu
Nominal Mill Capacity	120,000 tpd
Average Tonnes of Mineralized Material Processed Annually — Mill	43 million tonnes
Average Tonnes of Mineralized Material Processed Annually - Heap Leach	6 million tonnes
Mine Life	34.9 years
LOM Strip Ratio	0.76
LOM average annual copper production	171,000t or 377m lbs
First 5 years average annual copper production	255,000t or 563m lbs

(1) C-1 cash costs include at-mine cash operating costs, treatment and refining charges, mine reclamation and closure costs, and copper cathode and gold doré transportation and freight costs.

In comparing the economics to the 2010 PEA, the pre-tax NPV discounted at 8% has increased from $2.8 billion to $3.0 billion and the IRR has decreased from 21.4% to 17.6%.  In addition, the payback of pre-production capital has increased from 3.1 years to 3.8 years from the start of production.  The previous PEA did not include economics that were calculated on an after-tax basis.

The PEA contains a cash flow model based upon the geological and engineering work completed to date and technical and cost inputs developed by Samuel Engineering, Inc., Ausenco Vector, WLR Consulting, Inc., and MTB Project Management Professionals, Inc. The base case was developed using long term forecast metal prices of $3.00/lb for copper and $1,300/oz for gold.  The Canadian National Instrument 43-101 (“NI 43-101”) technical report summarizing the results of the updated PEA will be filed on SEDAR and the Company’s website within 45 days of this press release.

Table 2: Los Azules Mineral Resource Estimate

	Tonnage			Au Grade
Cut-off Grade (Cu%)	(million tonnes)	Cu Grade (%)	Cu lbs (billions)	(grams per tonne)	Au Oz (millions)
Indicated Resource
0.35	389	0.63	5.39	0.07	0.84
Inferred Resource
0.35	1,397	0.46	14.3	0.06	2.58

* The PEA is preliminary in nature and includes the use of inferred resources which are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves.  Mineral resources that are not mineral reserves do not have demonstrated economic viability. Thus, there is no certainty that the results of the PEA will be realized.  Actual results may vary, perhaps materially.  The level of accuracy for the estimates contained within the PEA is approximately +/- 35%.

The following chart shows the sensitivity of the base case’s pre-tax NPV (8% discount rate) and IRR to changes in the copper price:

The following chart shows the sensitivity to copper price, operating costs, and capital costs. The graph shows that the project pre-tax NPV is much more sensitive to copper price than to capital or operating costs.

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a high growth gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Mexico and Nevada.

McEwen Mining has 297,114,359 shares issued and outstanding at September 13, 2013. Rob McEwen, Chairman, President and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

TECHNICAL INFORMATION

The information presented in this press release has been reviewed and approved by Richard Kunter, FAusIMM CP, QP, Steven Pozder, PE, Robert Sim, P.Geo., Bruce Davis, PhD, FAusIMM, James K. Duff, P.Geo., William Rose, PE, and Scott Elfen, PE, all of whom are qualified persons and all of whom but James K. Duff are considered independent of McEwen Mining, as defined by Canadian National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”).  The PEA has been prepared in accordance with the standards set out in NI 43-101 and was prepared by the following consortium of independent professionals and technical firms:

Consultant	Contribution
MTB Project Management Professionals, Inc.	PEA study manager, provided input on project infrastructure, owner’s costs, mine capital and operating costs (in collaboration with William Rose of WLR Consulting), and cash flow modeling.
Richard Kunter of Samuel Engineering, Inc.	Review of metallurgical testing and mineral processing.
Steven Pozder of Samuel Engineering, Inc.	Review of cash flow modeling, project infrastructure, operating costs and economic evaluation.
Robert Sim of SIM Geological, Inc. Bruce Davis of BD Resource Consulting	Mineral resource estimate.
Bruce Davis of BD Resource Consulting	Quality control for the assaying of the Los Azules drill core.
William Rose of WLR Consulting, Inc.	Development of the mine plan and production schedule.
Scott Elfen of Ausenco Vector	Project infrastructure, geotechnical facilities design, capital and operating costs.
James K. Duff	Information about the geology and mineralization, exploration, and environmental liabilities, studies and permitting.

All drill core samples were collected in accordance with industry standards.  Splits from the drill core samples were submitted to the ACME sample preparation laboratory in Mendoza, Argentina, and then transferred to ACME’s laboratory in Santiago, Chile for fire assay and ICP analysis. Accuracy of results is tested through the systematic inclusion of standards, blanks and check assays.  .

For further information about the current Los Azules Mineral Resource, see the Company’s news release titled “McEwen Mining Continues to Expand Los Azules’ Large, High-Grade, Mineral Resource, dated February 5, 2013.  The mineral resource estimate referenced in this news release was prepared in January 2013 by Robert Sim, P.Geo. and Bruce Davis, PhD, FAusIMM, each a qualified person and independent of McEwen Mining, as defined by NI 43-101.  The foregoing mineral resource estimate was employed in the preparation of the PEA that is the subject matter of this news release and is the current mineral resource on the Los Azules Copper Project.  For additional non-resource information about the Los Azules project see the technical Report titled “Los Azules Porphyry Copper Project, San Juan Province, Argentina” dated August 1, 2012, with an effective date of June 15, 2012, prepared by D. Ernest Winkler, PE, Robert Sim, P.Geo., Bruce Davis, PhD, FAusIMM and James K. Duff, P.Geo., all of whom are qualified persons and all of whom but James K. Duff are independent of McEwen Mining, each as defined by NI 43-101.

The foregoing news release and technical report are available under the Corporation’s profile on SEDAR (www.sedar.com).

The 2010 PEA is included for comparative purposes as it represents the most recent economic analysis completed on the Los Azules Copper Project prior to the PEA disclosed herein.  Readers are cautioned that the 2010 PEA was superseded by the technical report and news release referenced immediately above. Historic information pertaining to the economic analysis disclosed in the 2010 PEA should not be relied upon.  The 2010 PEA was disclosed in a technical report titled “Canadian National Instrument 43-101 Technical Report Updated Preliminary Assessment, Los Azules Project, San Juan Province, Argentina” with an effective date of December 1, 2010 (released December 16, 2010) was prepared by Kathleen Altman, Ph.D., PE, Robert Sim, P.Geo,. Bruce Davis, PhD, FAusIMM, Richard Jemielita, Ph.D., MIMMM, William Rose, PE, and Scott Elfen, PE.  Each of the authors was at the time of publication independent of Minera Andes Inc. (now McEwen Mining Inc.) and Qualified Persons, as defined by NI 43-101. The 2010 PEA is available under the Minera Andes Inc.’s (acquired by McEwen Mining Inc. in 2012) profile on SEDAR (www.sedar.com).

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements, which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com